UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 19, 2009 (February 12, 2009)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 12, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of Transcept Pharmaceuticals, Inc. (the “Company”) voted to approve the bonuses, salary increases and stock option grants for the Company’s named executive officers with respect to the performance of the Company and such officers for the fiscal year ended December 31, 2008.

A description of the 2008 annual bonus program of the Company (the “2008 Bonus Plan”), along with the existing salary information for the named executive officers, can be found in the Company’s Registration Statement on Form S-4 (SEC File No. 333-153844), declared effective on December 29, 2008, under the heading “Executive Compensation – Compensation Discussion and Analysis,” which is hereby incorporated by reference into this Item 5.02.

With respect to determining the portion of each named executive officer’s bonus tied to achievement of corporate goals (representing 60% of the total potential bonus for any individual named executive officer), the Committee determined that previously approved corporate goals were met at the 70% level. The remaining portion of the annual bonus (representing 40% of the total potential bonus for any individual named executive officer) was determined in the discretion of the Committee based on individual performance of the named executive officer and their contribution to the achievement of corporate goals. The actual bonuses approved by the Committee under the 2008 Bonus Plan for the named executive officers are as follows:

Name	Title	Corporate Goals Portion	Discretionary Portion	Total 2008 Bonus
Glenn A. Oclassen	President and Chief Executive Officer	$55,125	$52,500	$107,625
Thomas P. Soloway	Senior Vice President, Operations and Chief Financial Officer	$26,880	$25,600	$52,480
Nikhilesh N. Singh, Ph.D.	Senior Vice President, Chief Scientific Officer	$26,775	$25,500	$52,275

The salary increases for the Company’s named executive officers, which are effective as of January 1, 2009, were based on a review of competitive salary data provided by third-party executive compensation consultants and each officer’s respective 2008 performance. The 2009 salaries approved by the Committee are as follows:

Name	Title	2009 Base Salary
Glenn A. Oclassen	President and Chief Executive Officer	$405,000
Thomas P. Soloway	Senior Vice President, Operations and Chief Financial Officer	$280,000
Nikhilesh N. Singh, Ph.D.	Senior Vice President, Chief Scientific Officer	$280,000

At the February 12, 2009 meeting, the Committee established the prospective 2009 target bonus award percentages for the named executive officers (the “2009 Bonus Plan”). Under the 2009 Bonus Plan, the target bonus for the President and Chief Executive Officer is 50% of his base salary and the target bonus for the remaining named executive officers is 35% of each individual’s base salary. The 2009 target bonuses to be paid to each named executive officer will be based 60% on the Company’s achievement of corporate goals in 2009, with the remaining 40% determined discretionarily based on individual performance and other factors, provided that no bonus will be paid to the named executive officers unless the corporate goals are determined to have been achieved at a 65% or greater level.

On February 12, 2009, the Committee also granted to the named executive officers stock options to purchase the Company’s common stock. All such stock options were granted under the Company’s 2006 Incentive Award Plan. Options granted to the named executive officers had an exercise price of $4.14 per share, the closing price of the

Company’s common stock on February 12, 2009, the date of grant. The options vest in equal monthly installments over a 48-month period, subject to continuous active service to the Company during such period. The stock option grants approved by the Committee are as follows:

Name	Title	Option Grant Shares
Glenn A. Oclassen	President and Chief Executive Officer	90,000
Thomas P. Soloway	Senior Vice President, Operations and Chief Financial Officer	42,000
Nikhilesh N. Singh, Ph.D.	Senior Vice President, Chief Scientific Officer	42,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: February 19, 2009	By:	/s/ Marilyn E. Wortzman
Name: Marilyn E. Wortzman
Title: Vice President, Finance

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